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                                                       EXHIBIT 12
                                                       ----------

                OVERSEAS SHIPHOLDING GROUP, INC.
               RATIO OF EARNINGS TO FIXED CHARGES
          For the nine months ended September 30, 1996
                         (In thousands)
          Presented in connection with Amendment No. 1
filed on November 9, 1993 to Registration Statement No. 33-50441




Income before Federal income taxes                  $10,778

Adjustments of income related to
  companies owned less than 100%                        774

Interest expense                                     51,961

Proportionate share of interest of
  50% - owned companies                              14,241

Interest component of an operating
  lease                                               1,426

Amortization of capitalized interest                  2,519
                                                    -------

  Earnings                                          $81,699
                                                    =======


Interest expense                                    $51,961

Proportionate share of fixed charges
  of 50% - owned companies                           16,844

Capitalized interest                                  6,812

Interest component of an operating
  lease                                               1,426
                                                    -------

  Fixed charges                                     $77,043
                                                    =======

Ratio of earnings to fixed charges                    1.06X
                                                    =======
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